Drinker Biddle & Reath LLP

One Logan Square

Suite 2000

Philadelphia, PA 19103-6996

Phone: (215) 988-2700

Facsimile: (215) 988-2757

www.drinkerbiddle.com

November 28, 2018

Copeland Trust

Eight Tower Bridge

161 Washington Street, Suite 1325

Conshohocken, PA 19428

RE: Copeland Trust: Copeland SMID Cap Dividend Growth Fund

Ladies and Gentlemen:

We have acted as counsel to Copeland Trust, a Delaware statutory trust (the “Trust”), in connection with the filing of the Post-Effective Amendment No. 34 to the registration statement of the Trust including any amendment thereto (the “Registration Statement”) to register under the Securities Act of 1933 shares of beneficial interest representing interests in one series of the Trust: the Copeland SMID Cap Dividend Growth Fund (the “Fund”). The Board of Trustees of the Trust has authorized the issuance and sale by the Trust of the following class of shares: Class A Shares (the “Shares”). The Trust is authorized to issue an unlimited number of Shares.

We have reviewed the Trust’s Agreement and Declaration of Trust, as amended, its By-Laws, and resolutions adopted by its Board of Trustees, and have considered such other legal and factual matters as we have considered necessary.

This opinion is based exclusively on the laws of the State of Delaware and the federal laws of the United States of America.

We have assumed the following for this opinion:

1.       The Shares will be issued in accordance with the Trust’s Agreement and Declaration of Trust, as amended, and By-Laws and resolutions of the Trust’s Board of Trustees relating to the creation, authorization and issuance of the Shares.

The Copeland Trust

2.       The Shares will be issued against consideration therefor as described in the Trust’s prospectus relating thereto, and that such consideration will have been at least equal to the applicable net asset value and the applicable par value.

Based on the foregoing, it is our opinion that:

1.       The Shares to be issued pursuant to the Registration Statement have been duly authorized for issuance by the Trust; and

2.       When issued and paid for upon the terms provided in the Registration Statement, the Shares to be issued pursuant to the Registration Statement will be validly issued, fully paid and non-assessable by the Trust and the holders of the Shares will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware (except that we express no opinion as to such holders who are also Trustees of the Trust).

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. Except as provided in this paragraph, the opinion set forth above is expressed solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied upon by, or filed with, any other person or entity or for any other purpose without our prior written consent.

Very truly yours,

/s/ Drinker Biddle & Reath LLP

DRINKER BIDDLE & REATH LLP

CONSENT OF COUNSEL

We hereby consent to the use of our name and to the reference to our Firm under the caption "Counsel" in the Statement of Additional Information that is included in Post-Effective Amendment No. 34 to the Registration Statement (No. 333-169806) on Form N-1A under the Securities Act of 1933, as amended, and Amendment No. 35 to the Registration Statement (No. 811-22483) on Form N-1A under the Investment Company Act of 1940, as amended, of Copeland Trust. This consent does not constitute a consent under section 7 of the Securities Act of 1933, and in consenting to the use of our name and the references to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Drinker Biddle & Reath LLP

DRINKER BIDDLE & REATH LLP

Philadelphia, Pennsylvania

, 2018